Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of SILLENGER EXPLORATION CORP., a Nevada corporation (the "Company"), does hereby certify, [to such officer's knowledge], that:

The Form 10-K for the year ended February 29, 2012 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form  10-K  fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Gillespie
By:	John Gillespie, President and Chief Executive Officer
Date:	June 13, 2012

/s/ John Gillespie
By:	John Gillespie, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and Director
Date:	June 13, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.